VIA FAX
December 20, 2007

Stefan Oh
Vice President, Health Care Properties
G & E Healthcare REIT Chesterfield Rehab Hospital, LLC Triple Net Properties, LLC

1551 N. Tustin Ave., Suite 200
Santa Ana, CA 92705
PHONE: 714-667-8252 x295
FAX: 714-667-6860

Re: USD 22,000,000.00 Interest Rate Swap#12971

Dear Mr. Oh,
The purpose of this letter is to confirm the terms and conditions of the Swap Transaction entered into between National City Bank and G & E Healthcare REIT Chesterfield Rehab Hospital, LLC on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions, the 1998 Supplement thereto (the “Definitions”) and the 1992 ISDA Master Agreement (as published by the International Swaps and Derivatives Association, Inc.) (the “Master Agreement”) are incorporated into this Confirmation. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

1.	If you and we are parties to a Master Agreement and Schedule to the Master Agreement that set forth the general terms and conditions applicable to Swap Transactions between us (an “ISDA Master Agreement”), this Confirmation supplements, forms a part of and is subject to, such ISDA Master Agreement.

2.	If you and we are not yet parties to an ISDA Master Agreement, this Confirmation evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (the “ISDA Form”), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an ISDA Master Agreement, this Confirmation will supplement, form a part of and be subject to that ISDA Master Agreement. All provisions contained in or incorporated by reference in the ISDA Master Agreement upon its execution will govern this Confirmation except as expressly modified below.

Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming Swap Transactions entered into between us (notwithstanding anything to the contrary in a

Confirmation) shall supplement, form a part of and, be subject to, an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law and (ii) your obligations arising under the Swap Transactions be treated pari passu with all other senior indebtedness, liabilities and obligations) on the Trade Date of the first such Swap Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for purposes of this Swap Transaction.

This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the ISDA Master Agreement.

3.	This Confirmation constitutes a Swap Transaction under the ISDA Master Agreement and the terms of the Swap Transaction to which this Confirmation relates are as follows:

Notional Amount: Amortization Schedule: Trade Date: Effective Date:	USD 22,000,000.00 Not Applicable December 20, 2007 December 24, 2007

Termination Date: December 30, 2010. Date subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer: G & E Healthcare REIT Chesterfield Rehab Hospital, LLC

Fixed Rate:	3.940%
Fixed Rate Day Count Fraction:	Actual/360
Fixed Rate Payer Payment Dates:	Monthly, on the 15 day of each month,
commencing on January 15, 2008, through and
including Termination Date. Dates subject to
adjustment in accordance with the Modified
Following Business Day Convention.
Floating Amounts:

Floating Rate Payer:	National City Bank
Floating Rate Option:	USD-LIBOR-BBA which means LIBOR, as determined
two (2) London Banking Days preceding the Reset Dates,
as published on page 3750 on TELERATE, as of 11:00
a.m., London time.
Designated Maturity:	1 Month
Floating Rate Day Count Fraction:	Actual/360
Floating Rate for Initial Calculation Period:	To be determined
Averaging:	Daily Back Weighted

Floating Rate Option Reset Dates: Each day of the Calculation Period starting on December

24, 2007. Dates subject to adjustment in accordance with
the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	Monthly, on the 15 day of each month, commencing on

January 15, 2008, through and including Termination Date.
Dates subject to adjustment in accordance with the
Modified Following Business Day Convention.

Reset Cutoff: One New York City Business Day prior to each Payment

Compounding: Calculation Agent: Business Days:	Date. Not applicable National City Bank New York City, London

Payment Instructions: National City Bank will make/receive payments to/from

G & E Healthcare REIT Chesterfield Rehab Hospital,
LLC by credit/debit to the account of G & E Healthcare
REIT Chesterfield Rehab Hospital, LLC at

Bank To Be Provided by Counterparty B

ABA# To Be Provided by Counterparty B

DDA# To Be Provided by Counterparty B

If Payment Instructions are not available as of the Date of this Confirmation, such Payment Instructions must be provided to National City Bank as soon as practicable, and at the latest, 5 business days prior to the first payment date of the transaction to which this Confirmation pertains. Payment Instructions must be communicated on the Derivative Product Transaction Automatic Funds Transfer Authorization form and delivered to National City Bank by:

Email to: Derivatives@nationalcity.com

or

US mail on Company letterhead to:

National City Bank
Attn: Derivatives Operations, Loc 01-2217
1900 East Ninth Street
Cleveland, Ohio 44114

or

FAX on company letterhead to:
216-420-9514
Attn: Derivatives Operations

4.	For purposes of this Confirmation, any execution counterparts delivered by facsimile transmission shall be effective as delivery of an original counterpart thereto and shall be deemed an original signature thereto.

Please confirm your acceptance of the above terms by executing this letter agreement.
FOR: NATIONAL CITY BANK		FOR: G & E HEALTHCARE REIT CHESTERFIELD REHAB
BY:	/s/ David G. Paulson	HOSPITAL, LLC BY:	/s/ Shannon K S Johnson

David G. Paulson Shannon K S Johnson Senior Vice President

If you have any questions pertaining to the confirmation, please phone Pat Zann at 216-222-9226.